UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 11, 2007

KUHLMAN COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-50187	86-0883289

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Third Street, Suite B-1
Minneapolis, Minnesota 55401
(Address of principal executive offices)(Zip Code)

(612) 338-5752
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to a duly noticed public auction foreclosure sale originally begun on April 9, 2007, EAK, LLC, a Minnesota limited liability company (“EAK”), acquired all right, title and interest of SK2, Inc. (“SK2”), a Delaware corporation and wholly owned operating subsidiary of Kuhlman Company, Inc. (the “Company”), in and to the assets listed in the notice of such public sale, including accounts, chattel paper, inventory, equipment, instruments, documents, deposit accounts, and general intangibles. The Company was informed on April 11, 2007 by EAK that this event was effective on April 10, 2007. Susan and Scott Kuhlman, both officers of the Company, have an option to acquire 65% of the equity ownership of EAK, the exercise of which is subject to certain conditions as described in the Company’s current report on Form 8-K filed with the SEC on March 29, 2007. The Company was also informed that there was one additional bidder for the assets of SK2 at the foreclosure sale.

As a result of the disposition, SK2 has discontinued operations. Prior to the sale, SK2 was the only operating business of the Company. Accordingly, the Company now has no operating assets and has ceased its operations in the retail and wholesale clothing business.

EAK has further informed the Company that it intends to utilize the assets it purchased at the foreclosure sale to operate a retail and wholesale apparel business under the “Kuhlman” name.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUHLMAN COMPANY, INC.

Date: April 13, 2007	By:	/s/ Scott Kuhlman
Scott Kuhlman, Chief Executive Officer